Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information		For Immediate Release

Press Contact		Investor Relations Contact
Julia O’Shaughnessy Echelon Corporation +1 (408) 938-5357 joshaughnessy@echelon.com	Allyson Stinchfield Atomic Public Relations +1 (415) 402-0230 allyson@atomicpr.com	Polk Laffoon Echelon Corporation (408) 938-3119 plaffoon@echelon.com

Echelon Reports Full First Quarter 2008 Results

SAN JOSE, CA – May 19th, 2008 – Echelon Corporation (NASDAQ: ELON) today reported its financial results for the quarter ended March 31, 2008, adding to the revenue, cash and cash equivalent, and short-term investment balance results reported on April 30, 2008. In addition, the company reported that it has completed the work necessary to restate its financial reports for previous periods related to various non-cash items. On Friday, May 16th, 2008, the company filed with the Securities and Exchange Commission its amended Form 10-K for the period ending December 31, 2007, as well as amended Form 10-Qs for each of the interim quarters of 2007. The company is now current with its SEC filings.

As previously reported, revenues for the quarter ended March 31, 2008 were $35.6 million compared to $39.3 million for the same period in 2007. Revenues for the first quarter of 2008 were composed of $20.5 million from products and services sold to our Networked Energy Services (“NES”) customers, $13.8 million from our LONWORKS® infrastructure (“LWI”) product line, and $1.3 million related to the Enel project. Revenues for the quarter ended March 31, 2007 were composed of $24.9 million from our NES product line (of which approximately $14.4 million was related to the recognition of revenue deferred from earlier periods), $13.3 million from our LWI product line, and $1.2 million from the Enel project.

Echelon Reports Full First Quarter Results	Page 2 of 10

The GAAP net loss for the quarter ended March 31, 2008 was $6.8 million, or $0.17 cents per share, based on a weighted average of 40,788,000 common shares outstanding, compared to a GAAP net loss of $5.6 million, or $0.14 cents per share, based on a weighted average of 39,227,000 common shares outstanding for the first quarter of 2007. Excluding stock-based compensation expenses, the non-GAAP net loss for the quarter was $3.5 million, or $0.09 cents per share, compared to a non-GAAP net loss of $4.2 million, or $0.11 cents per share for the same period in 2007. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

GAAP gross margin for the quarter was 34.7% compared to 25.9% for the same period in 2007. Total operating expenses were $19.6 million compared to $16.8 million for the same period in 2007.

“While I am not pleased that we had to go through this restatement process, I am pleased that we have completed it so quickly and that we can again devote all of our attention to running our business,” said Ken Oshman, Echelon’s chairman and CEO.

Business Outlook

The following statements are based on the company’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see “Risk Factors of Forward Looking Statements” at the end of this release for a description of certain important risk factors that could cause actual results to differ.

Echelon management offers the following guidance for the quarter ending June 30, 2008 and the full year ending December 31, 2008. All non-GAAP estimates exclude the impact of any non-cash stock-based compensation charges.

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For the quarter, revenue is expected to be approximately $32.4 million. We expect NES system revenues to be approximately $17.0 million, LONWORKS infrastructure revenues to be approximately $14.0 million, and Enel project revenues to be approximately $1.4 million. Of the $17.0 million of forecasted NES revenue, the timing of approximately $5.0 million is such that customer acceptance may or may not occur before the end of the quarter. To the extent customer acceptance for some or all of those units does not occur until after the quarter close, the corresponding revenue would be recognized in a later period.

Echelon Reports Full First Quarter Results	Page 3 of 10

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For the full year, we continue to expect revenue of approximately $178.0 million. Of the $178.0 million, we expect NES revenues to be approximately $110.0 million, LONWORKS infrastructure revenues to be approximately $58.0 million, and Enel project revenues to be approximately $10.0 million.

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For the quarter, non-GAAP gross margin, which excludes any stock-based compensation expense, is expected to be approximately 40.7%. For the full year, we now expect our non-GAAP gross margin will be approximately 38.9% as compared to our previous guidance of 40.7%.

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For the quarter, non-GAAP operating expenses, which exclude any stock-based compensation charges, are expected to be approximately $17.9 million. For the full year, we now expect our non-GAAP operating expenses will be approximately $69.5 million as compared to our previous guidance of $69.0 million.

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For the quarter, we expect stock-based compensation expenses associated with stock options and other equity compensation awards to be approximately $4.0 million. For the full year, we now expect our stock-based compensation expenses will be approximately $15.0 million as compared to our previous guidance of $13.0 million. This estimate could change based on the size and timing of options actually granted by the Compensation Committee, as well as other factors we will use in valuing future option grants, such as the market price and historical volatility of Echelon’s stock price when those grants are made.

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For the quarter, net interest and other income is expected to be approximately $350,000. For the full year, we now expect net interest and other income to be approximately $1.5 million. These estimates reflect the interest expense we expect to record associated with our leased corporate headquarters facilities of $262,000 for the second quarter and $1.0 million for the year. Our previous guidance for full year interest and other income was $5.0 million.

Echelon Reports Full First Quarter Results	Page 4 of 10

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For the quarter, we expect our provision for income taxes will be approximately $200,000. For the full year, we now expect our provision for income taxes will be approximately $800,000 as compared to our previous guidance of $1.0 million.

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For the quarter, we expect to generate a non-GAAP loss per share of approximately $0.11 and a GAAP loss per share of $0.21, based on a weighted average of 41,000,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

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For the full year, we expect to generate non-GAAP earnings per share of $0.01, and a GAAP loss per share of $0.35. This compares to our previous non-GAAP earnings guidance of $0.16 per share, and a GAAP loss of $0.14 per share. The non-GAAP earnings per share is based on a fully-diluted weighted average of 45,000,000 shares outstanding. The GAAP loss per share is based on a weighted average of 41,500,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 11:00 am PT (1:00 pm Central/2:00 pm Eastern). To access the conference call, dial +1-877-718-5108 (callers outside the US please use +1-719-325-4752); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through June 30th, 2008.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon Reports Full First Quarter Results	Page 5 of 10

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes stock-based compensation (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ:ELON) is a networking company that provides products and systems that can monitor and save energy; lower costs; improve productivity; and enhance service, quality, safety, and convenience by connecting everyday devices in utility, buildings, industrial, transportation, and home control systems. Tens of millions of smart devices based on Echelon’s LONWORKS® products and Networked Energy Services (NES) systems are used around the world today, bringing benefits to consumers and industry. More information about Echelon can be found at http://www.echelon.com.

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Echelon, LONWORKS and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries. Other marks belong to their respective holders.

This press release may contain statements relating to business outlook, future financial and operating results, and overall future prospects, including projected revenue and other financial results for the second quarter and full year 2008. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the development and growth of markets for Echelon’s products and services, particularly our NES products; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer and consumer expectations; risks that our products or technology might not be accepted in standards specifications, or even if accepted, that our products might not be used in applicable implementations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer

Echelon Reports Full First Quarter Results	Page 6 of 10

than the number of meters anticipated by Echelon or will cancel the project, or the risk that the project will not pass certain tests imposed by the utility; the risk that Echelon does not meet expected shipment schedules for the NES system; risks associated with uncertainties pertaining to the timing and level of customer orders and demand for products and services; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues that Echelon expects to recognize from time to time; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q for the quarter ended March 31, 2008, which was filed with the Securities and Exchange Commission May 16, 2008; and with our 2007 annual report on Form 10-K/A, which was also filed with the Securities and Exchange Commission on May 16, 2008.

Echelon Reports Full First Quarter Results	Page 7 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$86,958	$76,062
Short-term investments	18,066	31,128
Accounts receivable, net	23,160	33,469
Inventories	16,022	14,012
Deferred cost of goods sold	3,994	6,656
Other current assets	2,831	2,092

Total current assets	151,031	163,419
Property and equipment, net	29,546	30,776
Other long-term assets	10,772	10,512

	$191,349	$204,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,834	$12,945
Accrued liabilities	5,230	4,551
Current portion of lease financing obligations	2,985	2,900
Deferred revenues	10,476	16,312

Total current liabilities	27,525	36,708

Long-term liabilities	13,932	14,788
Total stockholders’ equity	149,892	153,211

	$191,349	$204,707

Echelon Reports Full First Quarter Results	Page 8 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Product	$34,667	$39,077
Service	928	192

Total revenues	35,595	39,269

Cost of revenues:
Cost of product (1)	22,532	28,634
Cost of service (1)	713	483

Total cost of revenues	23,245	29,117

Gross profit	12,350	10,152

Operating expenses:
Product development (1)	9,036	7,778
Sales and marketing (1)	6,005	5,427
General and administrative (1)	4,515	3,568

Total operating expenses	19,556	16,773

Loss from operations	(7,206)	(6,621)
Interest and other income, net	659	1,497
Interest expense on lease financing obligations	(274)	(319)

Loss before provision for income taxes	(6,821)	(5,443)
Income tax expense	20	108

Net loss	$(6,841)	$(5,551)

Net loss per share:
Basic	$(0.17)	$(0.14)
Diluted	$(0.17)	$(0.14)
Shares used in computing net loss per share:
Basic	40,788	39,227
Diluted	40,788	39,227

(1) Amounts include stock-based compensation costs as follows:

Cost of product	$363	$147
Cost of service	47	16
Product development	1,169	482
Sales and marketing	697	316
General and administrative	1,016	372

Total stock-based compensation expenses	$3,292	$1,333

Echelon Reports Full First Quarter Results	Page 9 of 10

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended March 31,
	2008	2007
GAAP net loss	$(6,841)	$(5,551)
Stock-based compensation	3,292	1,333

Total non-GAAP adjustments to earnings from operations	3,292	1,333
Income tax effect of reconciling items	—	—

Non-GAAP net loss	$(3,549)	$(4,218)

Non-GAAP net loss per share:
Diluted	$(0.09)	$(0.11)
Shares used in computing net loss per share:
Diluted	40,788	39,227

Echelon Reports Full First Quarter Results	Page 10 of 10

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows provided by (used in) operating activities:
Net loss	$(6,841)	$(5,551)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,117	1,778
Loss on disposal of fixed assets	—	2
Increase in (reduction of) allowance for doubtful accounts	(15)	7
Reduction of accrued investment income	542	114
Stock-based compensation	3,292	1,333
Change in operating assets and liabilities:
Accounts receivable	10,352	(3,607)
Inventories	(1,945)	290
Deferred cost of goods sold	2,662	12,627
Other current assets	(611)	136
Accounts payable	(4,184)	(479)
Accrued liabilities	504	3,681
Deferred revenues	(5,826)	(11,779)

Net cash provided by (used in) operating activities	47	(1,448)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(10,629)	(31,783)
Proceeds from maturities and sales of available-for-sale short-term investments	23,082	32,768
Change in other long-term assets	15	6
Capital expenditures	(824)	(983)

Net cash provided by investing activities	11,644	8

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations	(688)	(613)
Proceeds from exercise of stock options	102	845
Repurchase of common stock	(521)	(377)

Net cash used in financing activities	(1,107)	(145)

Effect of exchange rates on cash:	312	43

Net increase (decrease) in cash and cash equivalents	10,896	(1,542)
Cash and cash equivalents:
Beginning of period	76,062	37,412

End of period	$86,958	$35,870